Exhibit 10.3

Waterfront Place 1 Eagle Street Brisbane QLD 4000 GPO Box 9925 QLD 4001 Tel (07) 3228 9333 Fax (07) 3228 9444 www.corrs.com.au

Sydney Melbourne Brisbane Perth

Alchemia Limited

Audeo Oncology, Inc.

Intra-group Transfer Agreement

Ref: SD/JAEN ALCH16282-9082438 6546706/13

© Corrs Chambers Westgarth

Contents

1	Interpretation		3
	1.1	Definitions	3
	1.2	Construction	4
	1.3	Headings	5
2	Sale and Purchase of Sale Shares		5
3	AOL board meeting		5
4	Completion		6
	4.1	Date, time and place	6
	4.2	Alchemia’s obligations at Completion	6
	4.3	AURX’s obligations at Completion	6
	4.4	Interdependence of obligations	7
	4.5	Effect of Completion	7
5	AURX Warrants		7
6	Warranties		7
	6.1	Alchemia’s warranties	7
	6.2	AURX warranties	8
	6.3	Time limit	8
	6.4	No warranties	8
7	Acknowledgement		9
8	GST		10
	8.1	Construction	10
	8.2	Consideration GST exclusive	10
	8.3	Payment of GST	11
	8.4	Timing of GST payment	11
	8.5	Tax invoice	11
	8.6	Adjustment event	11
	8.7	Reimbursements	11
	8.8	No Merger	11
	8.9	Alchemia to reimburse	11
9	General		12
	9.1	Stamp Duty	12
	9.2	Legal costs	12
	9.3	Further steps	12
	9.4	Governing law and jurisdiction	12
	9.5	Counterparts	12
	9.6	Entire understanding	12

6546706/13	page i

Schedule 1 – AURX Warrant terms	13
Schedule 2 – Investors	19
Schedule 3 – Investment Representation Statement	21

6546706/13	page ii

Date	June 2012

Parties

Alchemia Limited ACN 071 666 334 of Eight Mile Plains, Brisbane, Queensland 4113 (Alchemia)

Audeo Oncology, Inc., a Delaware corporation of 100 Pine Street, Suite 2040, San Francisco, California, 94111, USA (AURX)

Background

Alchemia has agreed to sell and AURX has agreed to purchase the Sale Shares on the terms of this document.

Agreed terms

1	Interpretation

1.1	Definitions

In this document:

AOL means Alchemia Oncology Pty Ltd ACN 058 390 953 of Eight Mile Plains, Brisbane, Queensland 4113.

AURX Warrants means non-quoted options to subscribe for fully paid shares of common stock of AURX on the terms and conditions set out in schedule 1.

Business Day means a day on which banks are open for business in Brisbane, excluding a Saturday, Sunday or public holiday.

Completion means completion of the sale and purchase of the Sale Shares under this document.

Completion Date means 28 June 2012.

Corporations Act means the Corporations Act 2001 (Cth).

Government Agency means the government of the Commonwealth of Australia and any state or territory, municipality or other political subdivision of the Commonwealth of Australia including any administrative or judicial body, department, commission, authority, instrumentality, tribunal, agency or entity of any such government and includes the Commissioner of Taxation and the Australian Taxation Office.

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GST has the same meaning given to that expression in the GST Law.

GST Law has the same meaning given to that expression in the A New Tax System (Goods and Services Tax) Act 1999 (Cth).

Implementation Date means the date on which the Scheme is implemented in accordance with its terms.

Initial Shares means 7,000,000 shares of AURX’s common stock.

Investors means the persons and entities that participated in the Alchemia institutional placement capital raising in November 2011 as set out in schedule 2.

NASDAQ means the NASDAQ Stock Market.

Record Date means the record date for determining which Alchemia shareholders are entitled to be transferred shares of the common stock of AURX in accordance with the terms of the Scheme.

Sale Shares means all of the shares held by Alchemia in AOL.

Scheme means the scheme of arrangement of the shareholders of Alchemia pursuant to which Alchemia shareholders will be transferred shares of the common stock of AURX.

Share Consideration means the Initial Shares plus the True-Up Shares (if any).

Stamp Duty means any stamp, land rich, landholder, mortgage, transaction or registration duty or similar charge imposed by any Government Agency and includes any interest, fine, penalty, charge or other amount in respect of the above.

Subsidiary has the meaning given to that term in the Corporations Act.

True-Up Shares means the number of shares of AURX’s common stock (if a positive number) obtained by subtracting (i) the number of Initial Shares from (ii) the total number of shares of AURX’s common stock that are required to be distributed to the persons who were the shareholders of Alchemia on the Record Date in accordance with the terms of the Scheme.

1.2	Construction

In this document, unless the context requires otherwise:

(a)	the singular includes the plural and vice versa;

(b)	a gender includes the other genders;

(c)	the headings are used for convenience only and do not affect the interpretation of this document;

(d)	other grammatical forms of defined words or expressions have corresponding meanings;

(e)	no rule of construction will apply to the disadvantage of a party because that party drafted, put forward or would benefit from any term;

6546706/13	page 4

(f)	a reference to a document includes the document as modified from time to time and any document replacing it;

(g)	if something is to be done on a day which is not a Business Day then it must be done on the next Business Day;

(h)	the word “person” includes a natural person and any body or entity whether incorporated or not;

(i)	the word “month” means calendar month and the word “year” means 12 months;

(j)	the words “in writing” include any communication sent by letter, facsimile transmission or email or any other form of communication capable of being read by the recipient;

(k)	a reference to all or any part of a statute, rule, regulation or ordinance (statute) includes that statute as amended, consolidated, re-enacted or replaced from time to time;

(l)	wherever “include” or any form of that word is used, it must be construed as if it were followed by “(without being limited to)”;

(m)	money amounts are stated in Australian currency unless otherwise specified; and

(n)	a reference to any agency or body, if that agency or body ceases to exist or is reconstituted, renamed or replaced or has its powers or functions removed (defunct body), means the agency or body which performs most closely the functions of the defunct body.

1.3	Headings

Headings do not affect the interpretation of this document.

2	Sale and Purchase of Sale Shares

On the Completion Date, in consideration for the issue by AURX to Alchemia of the Initial Shares on the Completion Date and the True Up Shares (if any) on or prior to the Implementation Date, Alchemia agrees to sell to AURX and AURX agrees to purchase the Sale Shares, free and clear of all liens, pledges, encumbrances and similar restrictions, together with any right or other entitlement Alchemia has at the Completion Date to be issued any shares in AOL, on the terms of this document.

3	AOL board meeting

At or before Completion, Alchemia shall procure that AOL will hold a meeting of its board of directors at which it is resolved that:

(a)	subject to and with effect from Completion, the transfers of the Sale Shares be registered following the payment of any applicable Stamp Duty; and

6546706/13	page 5

(b)	subject to and with effect from Completion, the existing share certificates for the Sale Shares be cancelled and new share certificates be issued in AURX’s name.

4	Completion

4.1	Date, time and place

Completion will take place on the Completion Date at the time and place agreed by Alchemia and AURX.

4.2	Alchemia’s obligations at Completion

(a)	At Completion, Alchemia must deliver to AURX:

(i)	duly executed transfer forms for the Sale Shares in registrable form (subject only to the payment of any Stamp Duty, which shall be paid by Alchemia);

(ii)	the original share certificates or certificates as to their destruction for the Sale Shares;

(iii)	any other documents reasonably necessary to effect the transfer of the Sale Shares and any right or other entitlement of Alchemia to be issued any shares in AOL to AURX;

(iv)	the common seal (if any) and corporate registers for AOL (to the extent Alchemia holds them); and

(v)	a duly executed investment representation statement in the form set out in schedule 3.

(b)	On the date of issue of the True-Up Shares (if any) to Alchemia, Alchemia must deliver to AURX a duly executed investment representation statement in the form set out in schedule 3 dated the date of issuance of the True-Up Shares.

4.3	AURX’s obligations at Completion

(a)	At Completion, AURX must:

(i)	issue and allot the Initial Shares to Alchemia;

(ii)	register Alchemia as the holder of the Initial Shares in its register of members, immediately upon the issue of those securities;

(iii)	issue Alchemia with a stock certificate in Alchemia’s name (and bearing the legends as set forth in clause 7(a)) for the Initial Shares, immediately upon the issue of those securities; and

(iv)	promptly take the steps necessary for AURX to become registered as the holder of the Sale Shares.

(b)	On or before the Implementation Date, AURX must:

(i)	issue and allot the True-Up Shares (if any) to Alchemia;

6546706/13	page 6

(ii)	register Alchemia as the holder of the True-Up Shares (if any) in its register of members, immediately upon the issue of those securities; and

(iii)	issue Alchemia with a stock certificate in Alchemia’s name (and bearing the legends as set forth in clause 7(a)) for the True-Up Shares (if any), immediately upon the issue of those securities.

4.4	Interdependence of obligations

The obligations of the parties in respect of Completion will be interdependent and no delivery or payment will be deemed to have been made until all deliveries and payments have been made.

4.5	Effect of Completion

On Completion, such title as Alchemia has to the Sale Shares, together with any right or other entitlement Alchemia has at the Completion Date to be issued any shares in AOL, will vest with AURX.

5	AURX Warrants

(a)	Subject to Completion and the listing of AURX on NASDAQ on or before 31 December 2012, AURX must as soon as practicable after AURX is admitted to NASDAQ:

(i)	issue to each Investor; and

(ii)	register each Investor as the holder of,

the number of AURX Warrants calculated, in respect of an Investor, under the subscription agreement entered into between Alchemia and that Investor in relation to the Alchemia institutional placement capital raising in November 2011.

(b)	Alchemia acknowledges that the certificates evidencing the AURX Warrants and any shares of capital stock or other securities issued on exercise of the AURX Warrants shall bear a legend substantially in the form set forth in clauses 7(a)(i) and 7(a)(ii).

(c)	AURX agrees to indemnify and hold harmless Alchemia and each of its Subsidiaries from and against any and all losses, claims, costs, expenses, damages and liabilities to which any of them may become subject or which any of them may incur in connection with or as a result of AURX failing to issue the AURX Warrants in accordance with this document and to reimburse each of them on demand for any legal or other expenses, as incurred, relating to any of the foregoing.

6	Warranties

6.1	Alchemia’s warranties

Alchemia represents and warrants to AURX at the date of this document and at the Completion Date that:

(a)	it is a corporation validly existing under the laws of its jurisdiction of incorporation;

6546706/13	page 7

(b)	it has the corporate power and the authority to enter into and perform its obligations under this document including the obligation to complete the transfer of all of the right, title and interest as Alchemia has in the Sale Shares in favour of AURX;

(c)	it has taken all necessary corporate action to authorise the entry into and performance of this document;

(d)	it is able to pay all its debts as and when they become due and payable;

(e)	the Sale Shares constitute all of the issued and outstanding shares of capital stock of AOL and Alchemia is the legal and registered owner of the Sale Shares and has all right, title and interest in and to the Sale Shares, free and clear of all liens, pledges, encumbrances and similar restrictions; and

(f)	no order has been made, or application filed, or resolution passed for the winding up of Alchemia and no receiver, controller, administrator or similar official has been appointed in respect of Alchemia and no action has been taken to appoint such person.

6.2	AURX warranties

AURX represents and warrants to Alchemia at the date of this document and at the Completion Date that:

(a)	it is a corporation validly existing under the laws of its jurisdiction of incorporation;

(b)	it has the corporate power and the authority to enter into and perform its obligations under this document including the obligation to issue the Share Consideration;

(c)	it has taken all necessary corporate action to authorise the entry into and performance of this document;

(d)	it is able to pay all its debts as and when they become due and payable; and

(e)	no order has been made, or application filed, or resolution passed for its winding up and no receiver, controller, administrator or similar official has been appointed in respect of it and no action has been taken to appoint such person.

6.3	Time limit

No claim in relation to this document may be made against any party more than 12 months after the Completion Date.

6.4	No warranties

Except as set out in clause 6, there are no warranties (either express or implied) under this document in relation to the Sale Shares or the Share Consideration.

6546706/13	page 8

7	Acknowledgement

(a)	Alchemia acknowledges that AURX shall cause the legends set forth below, or substantially equivalent legends, to be placed upon any stock certificate(s) evidencing ownership of the Share Consideration, together with any other legends that may be required by AURX or by applicable United States state or federal securities laws:

(i)	THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS MADE IN ACCORDANCE WITH REGULATION S OR OTHER AVAILABLE EXEMPTION FROM REGISTRATION, OR OTHERWISE COMPLIES WITH THE ACT;

(ii)	HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED EXCEPT IN COMPLIANCE WITH THE ACT; and

(iii)	THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERS AS SET FORTH IN THE INTRA-GROUP TRANSFER AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS ARE BINDING ON TRANSFEREES OF THESE SHARES.

(b)	Alchemia agrees that to ensure compliance with the restrictions referred to in clause 7(a), AURX may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if AURX acts as transfer agent or registrar for its own securities, is under no obligation to register any subsequent proposed transfer of securities.

(c)	Alchemia acknowledges that AURX shall not be required to, and AURX agrees that it shall not, (i) transfer on its books any of the shares of common stock of AURX purchased by Alchemia pursuant to this document that have been sold or otherwise transferred unless any such transfer is made pursuant to registration under U.S. Securities Act of 1933 or in accordance with Regulation S of the U.S. Securities Act of 1933 or other available exemption from registration, or (ii) to treat as owner of such shares of common stock of AURX or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such shares of common stock of AURX shall have been so transferred.

6546706/13	page 9

(d)	Subject to the terms and conditions of this document, Alchemia shall have all of the rights of a stockholder of AURX with respect to the shares of common stock of AURX purchased by Alchemia pursuant to this document from and after the delivery of the Sale Shares and the issue of the Initial Shares (in respect of the Initial Shares) and the True-Up Shares (if any) (in respect of the True-up Shares), each in accordance with this document, and until such time as Alchemia disposes of such shares of common stock of AURX in accordance with this document. Upon such transfer, Alchemia shall have no further rights as a holder of the shares of common stock of AURX so purchased except (in the case of a transfer to AURX) the right to receive payment for the shares of common stock of AURX so purchased in accordance with the provisions of this document, and Alchemia shall forthwith cause the certificate(s) evidencing the shares of common stock of AURX so purchased to be surrendered to AURX for transfer or cancellation.

(e)	All references to the number of shares of common stock of AURX shall be adjusted to reflect any stock split, stock dividend or other change in the shares of common stock of AURX which may be made after the date of this document.

(f)	Alchemia acknowledges and agrees that the certificates evidencing the AURX Warrants and any shares of capital stock or other securities issued on exercise thereof shall bear legends substantially in the form set forth in clauses 7(a)(i) and 7(a)(ii) and shall be subject to transfer restrictions substantially similar to those set forth in clause 7(b) and 7(c) of this document.

8	GST

8.1	Construction

In this clause 8:

(a)	words and expressions which are not defined in this document but which have a defined meaning in GST Law have the same meaning as in the GST Law;

(b)	GST Law has the same meaning given to that expression in the A New Tax System (Goods and Services Tax) Act 1999; and

(c)	references to GST payable and input tax credit entitlement include GST payable by, and the input tax credit entitlement of, the representative member for a GST group of which the entity is a member.

8.2	Consideration GST exclusive

Unless otherwise expressly stated, all prices or other sums payable or consideration to be provided under this document are exclusive of GST.

6546706/13	page 10

8.3	Payment of GST

If GST is payable on any supply made by a party (or any entity through which that party acts) (Supplier) under or in connection with this document, the recipient will pay to the Supplier an amount equal to the GST payable on the supply.

8.4	Timing of GST payment

The recipient will pay the amount referred to in clause 8.3 in addition to and at the same time that the consideration for the supply is to be provided under this document.

8.5	Tax invoice

The Supplier must deliver a tax invoice or an adjustment note to the recipient before the Supplier is entitled to payment of an amount under clause 8.3. The recipient can withhold payment of the amount until the Supplier provides a tax invoice or an adjustment note, as appropriate.

8.6	Adjustment event

If an adjustment event arises in respect of a taxable supply made by a Supplier under this document, the amount payable by the recipient under clause 8.3 will be recalculated to reflect the adjustment event and a payment will be made by the recipient to the Supplier or by the Supplier to the recipient as the case requires.

8.7	Reimbursements

Where a party is required under this document to pay or reimburse an expense or outgoing of another party, the amount to be paid or reimbursed by the first party will be the sum of:

(a)	the amount of the expense or outgoing less any input tax credits in respect of the expense or outgoing to which the other party is entitled; and

(b)	if the payment or reimbursement is subject to GST, an amount equal to that GST.

8.8	No Merger

This clause 8 does not merge in the completion or termination of this document.

8.9	Alchemia to reimburse

Notwithstanding any other provision of this document, if any payment is required to be made by AURX or any of its current or future Subsidiaries pursuant to this clause 8, then Alchemia shall pay (or shall reimburse AURX or the applicable Subsidiary of AURX, as the case may be, for) such GST or other amount and no such payment shall be required on the part of AURX or any of its Subsidiaries and Alchemia shall pay such further amount to AURX, if any, as shall be necessary to gross-up AURX for any taxes that are payable by AURX on the amounts paid or reimbursed by Alchemia as aforesaid.

6546706/13	page 11

9	General

9.1	Stamp Duty

Alchemia will be responsible for any Stamp Duty payable on, or in respect of, the transfer of the Sale Shares to AURX or the issue of the Share Consideration to Alchemia as contemplated by this document.

9.2	Legal costs

Alchemia must pay its own and AURX’s legal and other costs and expenses of negotiating, preparing, executing and performing its or AURX’s (as the case may be) obligations under this document.

9.3	Further steps

Each party must promptly do whatever any other party reasonably requires of it to give effect to this document and to perform its obligations under it.

9.4	Governing law and jurisdiction

(a)	This document and the transactions contemplated by this document are governed by and construed in accordance with the laws applicable in Queensland.

(b)	The parties irrevocably and unconditionally submit to the non-exclusive jurisdiction of the courts of Queensland and any courts which have jurisdiction to hear appeals from any of those courts and waive any right to object to any proceeding being brought in these courts.

9.5	Counterparts

This document may consist of a number of counterparts and, if so, the counterparts taken together constitute one document.

9.6	Entire understanding

This document contains the entire understanding between the parties as to the subject matter of this document and supercedes and replaces any and all prior written or oral agreements regarding the subject matter of this document.

6546706/13	page 12

Schedule 1

AURX Warrant terms

a.	Each warrant entitles the holder to subscribe for a fully paid share of common stock of Audeo Oncology, Inc. (the “Company”) (a “Share”) upon exercise of the warrant and payment of the Exercise Price (defined below).

b.	Each warrant is exercisable for shares of common stock at a premium of 30% to the volume weighted average price of the Shares over the 60 trading days immediately following the listing of the Company on a recognised securities exchange (the “Exercise Price”), payable in full on exercise of the warrant.

c.	The warrants vest and are exercisable from the date that is six months after the date of the initial public offering of the Company (the “IPO Date”) until the date that is the later to occur of the following (the “Expiry Date”):

(i)	three years from IPO Date; and

(ii)	the earlier of:

(A)	six months from the date that the Company announces to the market the results for the primary end point of the Phase III clinical trial period for HA-Irinotecan in colorectal cancer; and

(B)	five years from the IPO Date.

Any warrant not exercised, automatically expires on the Expiry Date.

d.	The Company must give the holder of each warrant a certificate or holding statement including these warrant terms and stating:

(i)	the number of warrants issued to each holder;

(ii)	the Exercise Price of the warrants; and

(iii)	the date of issue of the warrants.

e.	Warrants may only be exercised by the delivery to the registered office of the Company or its share registry of a certificate in the form attached as annexure A to these warrant terms and a notice (the “Exercise Notice”) in writing stating the intention of the holder to:

(i)	exercise all or a specified number of warrants; and

(ii)	either pay the Exercise Price in cash for the exercise of each such warrant or elect a cashless exercise for the exercise of each such warrant.

f.	The Exercise Notice must be accompanied by the certificate or holding statement for the warrants being exercised, if not a cashless exercise, and a cheque made payable to the Company for the Exercise Price for the warrants being exercised.

g.	In lieu of paying the Exercise Price in cash for the exercise of each warrant, if the fair market value of one share of common stock is greater than the Exercise Price, the holder may elect a cashless exercise of the warrant.

h.	The warrants will be deemed to have been exercised on the date the Exercise Notice is received by the Company or the share registry.

6546706/13	page 13

i.	The Company will allot the Shares to which a holder is entitled following exercise of warrants and deliver a holding statement with respect to such Shares within the timeframe required by the listing rules of the exchange on which the Company is listed.

j.	The exercise of only some portion of a warrant will not affect the rights of the holder to the balance of the warrants held by them.

k.	If the holder of the warrants exercises less than the total number of warrants registered in the holder’s name:

(i)	the holder of the warrants must surrender its warrant certificate, if one has been issued by the Company; and

(ii)	the Company must cancel the warrant and issue the holder of the warrants a new warrant or holding statement stating the remaining number of warrants held by the holder and stating the information set out in item (d) above.

l.	Warrants will not confer an entitlement to receive dividends declared and paid by the Company, nor an entitlement to vote at general meetings of the Company unless the holder of the warrants has exercised its warrants before the record date for determining these entitlements and participates as a result of holding Shares.

m.	Each Share issued on exercise of an warrant will:

(i)	rank equally in all respects (including, without limitation, rights relating to dividends) with other issued Shares;

(ii)	be issued credited as fully paid;

(iii)	be duly authorised and issued by all necessary corporate action; and

(iv)	be allotted and issued free from all liens, charges and encumbrances whether known about or not including statutory and other pre-emption rights and any transfer restrictions.

n.	The Company will apply to the exchange on which the Company is listed for official quotation of the Shares issued upon exercise of warrants within the time period required by the listing rules of the exchange on which the Company is listed.

o.	The warrants are not transferable without the prior written consent of the Company, which shall not be unreasonably withheld only where all warrants held by the holder are transferred to a related body corporate of the holder (or, in the case of a custodian of a fund, a custodian of a fund with the same manager), that:

(i)	the Company is satisfied (acting reasonably) is a permitted transferee under applicable securities law without additional disclosure or other regulatory requirements on either the transferor or the Company;

(ii)	has provided any written certification or other evidence of their sophisticated/professional/exempt investor status, reasonably requested by the Company; and

(iii)	has agreed in writing to be bound by these warrant terms (including, if required by the Company, delivering a certificate in the form attached as annexure A to these warrant terms on exercise of the warrants).

p.	A holder of warrants does not have the right to participate in bonus issues or new issues of securities offered to shareholders until Shares are allotted to the holder pursuant to the exercise of the relevant warrants.

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q.	After the listing of the Company on a securities exchange, and in the event of a reorganisation (including, without limitation, consolidation, sub-division, reduction or return) of the capital of the Company, the rights of the holders of warrants (including, without limitation, the number of warrants to which the warrant holder is entitled and the exercise price) will be changed (as appropriate) in accordance with the listing rules of the exchange on which the Company is listed applying to a reorganisation of capital at the time of the reorganisation.

r.	If after the listing of the Company on a securities exchange, the Company makes a pro rata issue (other than a bonus issue) to existing shareholders and no Shares have been issued in respect of the warrants before the record date for determining entitlements to the issue, the Exercise Price of each warrant will be reduced in the manner permitted by the listing rules of the exchange on which the Company is listed.

s.	If after the listing of the Company on a securities exchange, the Company makes a bonus issue to existing shareholders and no Share has been issued in respect of a warrant before the record date for determining entitlements to the issue, then the number of Shares over which that warrant is exercisable will be increased in the manner permitted by the listing rules of the exchange on which the Company is listed.

t.	The Company is entitled to treat the registered holder of a warrant as the absolute holder of that warrant and is not bound to recognise any equitable or other claim to, or interest in, that warrant on the part of any person other than the registered holder, except as ordered by a court of competent jurisdiction or as required by statute.

u.	If the Company is obliged to make a payment in respect of withholding tax in relation to the warrants, the Company must:

(i)	promptly pay any amount deducted to the appropriate governmental taxation authority;

(ii)	if requested by the warrant holder, within 30 days after that request, give to that warrant holder a copy of the relevant documentation evidencing the payment; and

(iii)	issue the warrant holder the net number of warrants after making the payment.

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Annexure A

Certificate for warrant holders

By executing this Investor Certificate in favour of Audeo Oncology, Inc. (the “Company”), the undersigned (“holder”) represents, warrants and covenants to the Company, and acknowledges that the Company is relying thereon, that:

(a)	if the YES box is checked, it is not a U.S. person and is not acquiring the securities for the benefit of any U.S. person;

YES    ☐                 No    ☐

(b)	if the YES box is checked, it is an institutional “Accredited Investor” as defined in Rule 501(a)(1), (2) (3) or (7) under the U.S. Securities Act of 1933, as amended (the “1933 Act”);

YES    ☐                No    ☐

(c)	it understands that the shares of common stock of the Company (the “Shares”) to be issued upon exercise of the warrants (the “Warrants”) have not been (and will not be) registered under the 1933 Act or any applicable state securities laws, and that the contemplated issue of Shares is being made in reliance on a private placement exemption available under the 1933 Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the holder’s representations, warranties and covenants as expressed herein and the Company is under no obligation to register any subsequent proposed resale of the shares by the holder; and the holder agrees not to engage in hedging transactions with regard to such Shares unless in compliance with the Act:

(d)	it understands that the issue of Shares on exercise of a Warrant is not intended to be part of a public offering and that it will not be able to rely on the protection of Section 11 of the 1933 Act;

(e)	it is acquiring the Shares for its own account and not with a view to any resale, distribution or other disposition (to the extent possible) of the Shares in violation of U.S. federal or state securities laws, and it is not an underwriter with respect to the Shares within the meaning of Section 2(a) (11) of the 1933 Act;

(f)	it has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the issue of Shares on exercise of a Warrant with the Company’s management and has had access to such additional information, if any, concerning the Company as it has considered necessary or appropriate in connection with its investment decision to exercise the Warrants;

(g)	it is aware of the characteristics of the Shares, the risks relating to an investment therein and agrees that the holder must bear the economic risk of its investment in the Shares and the holder acknowledges that it can bear the economic risk of its investment and is able, without impairing its financial condition, to hold the Shares for an indefinite period of time and to suffer a complete loss of its investment;

(h)	it alone, or with the assistance of its professional advisors, has such knowledge in financial and business affairs as to be capable of evaluating the merits and risks of the holder’s proposed investment in the Shares;

(i)

it agrees that if it decides to sell or otherwise transfer (to the extent possible) any Shares, it will only do so only if the offer and sale (to the extent possible) of such Shares is (i) registered under the 1933 Act (which the holder acknowledges the

6546706/13	page 16

Company has no obligation to do); (ii) made pursuant to an exemption from registration under the Act, or (iii) made in standard (regular way) brokered transactions on the exchange on which the Shares are listed, provided that such exchange is a “designated offshore securities market” as defined in Regulation S under the 1933 Act (“Regulation S”) (“Exchange”) in offshore transactions that qualifies for the exemption available under Regulation S where neither it nor any person acting on its behalf knows, or has reason to know, that the sale has been pre-arranged with, or that the purchaser is, a person in the United States;

(j)	it is not engaged in the business of distributing securities or, if it is, it agrees that it will not offer or sell in the United States (i) any Shares it acquires at any time or (ii) any ordinary shares of the Company that it may acquire other than as a result of exercising Warrants until one year after the relevant date of issue or transfer, except in either of cases (i) or (ii), in a transaction exempt from the registration requirements of the 1933 Act. Notwithstanding the foregoing, it may sell Shares in standard (regular way) brokered transactions on the Exchange in offshore transactions in accordance with Regulation S where neither it nor any person acting on its behalf knows, or has reason to know, that the sale has been pre-arranged with, or that the purchaser is, a person in the United States;

(k)	it understands that the Shares will constitute “restricted securities” within the meaning of Rule 144(a)(3) under the 1933 Act and it will not deposit such Shares into any unrestricted depositary receipt facility established or maintained by a depositary bank unless and until such time as such Shares are no longer “restricted securities” within the meaning of Rule 144(a)(3) of the 1933 Act;

(l)	it is not acquiring the Shares as a result of any “general solicitation or general advertising” (as those terms are used in Regulation D under the 1933 Act), including, but not limited to, any advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or on the Internet or broadcast over radio, television or the Internet, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising, and it has a pre-existing business relationship with the Company;

(m)	it is aware that (i) acquiring, holding and disposing (to the extent possible) of the Shares may have tax consequences under the laws of both Australia and the United States and (ii) it is solely responsible for determining the tax consequences applicable to its particular circumstances and should consult its own tax advisors concerning investment in such securities;

(n)	if the holder is an employee benefit plan but is not an investor which is subject to the prohibited transaction rules of Section 4975 of the U.S. Internal Revenue Code of 1986 (the “Code”) or the fiduciary responsibility provisions of the U.S. Employee Retirement Security Act of 1974 (“ERISA”) (such an investor, a “Benefit Plan Investor”), the acquisition and holding of the Shares by the holder complies with all applicable laws governing the holder, is in accordance with the holder’s governing documents, and will not result in the assets of the Company being treated as the “plan assets” of the holder under applicable law; and

(o)

if the holder is a Benefit Plan Investor, (i) the holder’s commitment to purchase the Shares does not, in the aggregate, constitute more than 10% of the fair market value of the holder’s assets, (ii) the acquisition and holding of the Shares by the holder complies with all applicable requirements of ERISA, the Code and other applicable laws governing the holder and is in accordance with the holder’s governing documents, (iii) the acquisition and holding of the Shares by the holder either does not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or one or more statutory or administrative exemptions from the prohibited transaction rules of ERISA and the Code is applicable to such

6546706/13	page 17

acquisition and holding and (iv) the holder agrees to provide to the Company, in writing, all additional information that the Company may reasonably request in order to avoid violations of any provision of ERISA and to determine whether the holder meets the suitability standards for ownership of the Shares.

Details of holder and authorised signatory

Holder:

Signature (authorised signatory):	Date:

Name:

Title:

6546706/13	page 18

Schedule 2

Investors

1.	ABN AMRO CLEARING SYDNEY
2.	ANTIOCH INVESTMENTS AUSTRALIA
3.	ARMADA TRADING PTY LIMITED
4.	ASIA UNION INVESTMENTS
5.	AUST EXECUTOR TRUSTEES NSW LTD
6.	BERNE NO 132 NOMINEES PTY LTD
7.	BERNE NO 132 NOMINEES PTY LTD
8.	BERNE NO 132 NOMINEES PTY LTD
9.	BOUSSAL PTY LTD
10.	BRYLET PTY LIMITED
11.	C B C SECURITIES PTY LIMITED
12.	CAWDOR-CRAIGNISH PTY LTD
13.	CITICORP NOMINEES PTY LIMITED
14.	CLEM JONES PTY LTD
15.	CRAIMAR INVESTMENTS PTY
16.	DEHORS HOLDINGS PTY LTD
17.	DR BRIAN HARRY LOCKHART GIBSON
18.	DR SIAVASH ES’HAGHI &
19.	ELSCLIFF PTY LTD
20.	GILLILODGE PTY LIMITED
21.	GREENWICH STREET PTY LTD
22.	HARBURG NOMINEES PTY LTD
23.	HATTONGROVE PTY LTD
24.	HSBC CUSTODY NOMINEES
25.	HSBC CUSTODY NOMINEES (AUSTRALIA) LIMITED-GSCO ECA
26.	INDLETRAN PTY LIMITED
27.	J P MORGAN NOMINEES AUSTRALIA
28.	JAGEN PTY LTD
29.	JP MORGAN NOMINEES AUSTRALIA
30.	JULIBER PTY LTD
31.	LALIBER PTY LTD
32.	LITTLE OWL CAPITAL PTY LTD
33.	M E J C PTY LTD
34.	MAXIM SUPER FUND PTY LTD
35.	MISS JOSEPHINE MYRA LITTLE
36.	MITCHELLDANGAR PTY LTD
37.	MIZPOCHA PTY LTD
38.	MONTOYA PTY LTD
39.	MR ANDREW GEORGE MALUISH &
40.	MR ANTHONY STEPHEN WALL &
41.	MR BRIAN GERARD SHEAHAN
42.	MR CONSTANTINE CHRISTOFIDES &

6546706/13	page 19

43.	MR DALLAS JOHN WILLIAM ALLMAN
44.	MR DARREN JOHN THOMPSON &
45.	MR DAVID FREDERICK OAKLEY
46.	MR DEREK ROBERT MC COMBER &
47.	MR GREGORY WAYNE BROWN
48.	MR JAMES MARK STEPHANOS &
49.	MR JAMIE PHEROUS
50.	MR JOHN WIEN-SMITH
51.	MR LEGH DAVIS &
52.	MR MATTHEW EDWARD CLARKE
53.	MR NIGEL PAUL ST CLAIR EMSLIE
54.	MR PAUL ROSS NUTTER &
55.	MR PETER JAMES COLEMAN &
56.	MR PETER RONALD MORRISON &
57.	MR PHILIP ANDREW THICK
58.	MR PHILIP JOHN LEE &
59.	MR ROGER WILLIAM LEANING
60.	MR SCOTT WILLIAM DUGGAN &
61.	MR SCOTT WILLIAM POWER &
62.	MR SIMON PETER FERGUSON &
63.	MR THOMAS WILLIAM MACLEAN
64.	MRS FIONA RICHARDSON
65.	MRS GAIL IRENE WISSEMANN
66.	MRS KAREN GRETA MARTIN
67.	MRS LORRAINE DAWN HAYDEN
68.	MRS LOTTE KATRINA TURLEY
69.	MRS VIOLETA TODOROVA
70.	NATIONAL NOMINEES LIMITED
71.	NILIBER PTY LTD
72.	PAWGRIF PTY LTD
73.	PHILLIP ASSET MANAGEMENT LTD
74.	PINWILLOW PTY LTD
75.	PLANETTE THOROUGHBRED TRADING
76.	PLASMA EQUITIES RESEARCH PTY
77.	REDLICH SUPERANNUATION FUND
78.	RESHAPE PTY LTD
79.	ROSHERVILLE PTY LTD
80.	S G TURLEY NOMINEES PTY LTD
81.	T B I C PTY LTD
82.	THE TRUST COMPANY
83.	TIMBINA PTY LTD
84.	TRINA INVESTMENTS PTY LTD
85.	TROPICAL HARVEST PTY LTD
86.	UBS NOMINEES PTY LTD
87.	VANDALEX PTY LTD
88.	X F INVESTMENTS PTY LTD

6546706/13	page 20

Schedule 3

Investment Representation Statement

PURCHASER	:	ALCHEMIA LIMITED

COMPANY	:	AUDEO ONCOLOGY, INC.

SECURITY	:	COMMON STOCK

AMOUNT	:	[insert number of Initial Shares / True-Up Shares (as applicable)] SHARES

DATE	:	[insert date of issue of the relevant shares]

In connection with the purchase of the above-listed shares, the Purchaser represents to the Company as follows:

1. The Company May Rely on These Representations. The Purchaser understands that the Company’s sale of the shares to the Purchaser has not been registered under the Securities Act of 1933, as amended, because the Company believes, relying in part on the Purchaser’s representations in this document, that an exemption from such registration requirement is available for such sale. The Purchaser understands that the availability of this exemption depends upon the representations the Purchaser is making to the Company in this document being true and correct.

2. The Purchaser is Purchasing for Investment. The Purchaser is not a U.S. person and is not acquiring the securities for the benefit of any U.S. person. The Purchaser is purchasing the shares solely for investment purposes, and not for further sale. The Purchaser’s entire legal and beneficial ownership interest in the shares is being purchased and shall be held solely for its account. The Purchaser is not a party to, and does not presently intend to enter into, any contract or other arrangement with any other person or entity involving the resale, transfer, grant of participation with respect to or other distribution of any of the shares. The Purchaser’s investment intent is not limited to its present intention to hold the shares for the minimum capital gains period specified under any applicable tax law, for a deferred sale, for a specified increase or decrease in the market price of the shares, or for any other fixed period in the future.

3. The Purchaser Can Protect Its Own Interests. The Purchaser can properly evaluate the merits and risks of an investment in the shares and can protect its own interests in this regard, whether by reason of the Purchaser’s own business and financial expertise, the business and financial expertise of certain professional advisors unaffiliated with the Company with whom the Purchaser has consulted, or the Purchaser’s preexisting business or personal relationship with the Company or any of its officers, directors or controlling persons.

6546706/13	page 21

4. The Purchaser is Informed About the Company. The Purchaser is sufficiently aware of the Company’s business affairs and financial condition to reach an informed and knowledgeable decision to acquire the shares. The Purchaser has had opportunity to discuss the plans, operations and financial condition of the Company with its officers, directors or controlling persons, and has received all information it deems appropriate for assessing the risk of an investment in the shares.

5. The Purchaser Recognises Its Economic Risk. The Purchaser realizes that the purchase of the shares involves a high degree of risk, and that the Company’s future prospects are uncertain. The Purchaser is able to hold the shares indefinitely if required, and is able to bear the loss of its entire investment in the shares.

6. The Purchaser Knows the Shares are Restricted Securities. The Purchaser understands that the shares are “restricted securities” in that the Company’s sale of the shares to the Purchaser has not been registered under the Securities Act in reliance upon an exemption for non-public offerings. In this regard, the Purchaser also understands and agree that:

A. The Purchaser must hold the shares indefinitely, unless any subsequent proposed resale by the Purchaser is registered under the Securities Act, or unless an exemption from registration is otherwise available (such as Rule 144 or Regulation S) and the Purchaser agrees not to engage in hedging transactions with regard to such shares unless in compliance with the Securities Act;

B. the Company is under no obligation to register any subsequent proposed resale of the shares by the Purchaser; and

C. the certificate evidencing the shares will be imprinted with a legend which prohibits the transfer of the shares unless such transfer is registered or such registration is not required in the opinion of counsel for the Company.

7. The Purchaser is Familiar With Rule 144. The Purchaser is familiar with Rule 144 adopted under the Securities Act, which in some circumstances permits limited public resales of “restricted securities” like the shares acquired from an issuer in a non-public offering. The Purchaser understands that its ability to sell the shares under Rule 144 in the future is uncertain, and will depend upon, among other things: (i) the availability of certain current public information about the Company; (ii) the resale occurring more than one year after the Purchaser’s purchase and full payment (within the meaning of Rule 144) for the shares; and (iii) if the Purchaser is an affiliate of the Company: (A) the sale being made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a market maker, as said term is defined under the Securities Exchange Act of 1934, as amended, (B) the amount of shares being sold during any three month period not exceeding the specified limitations stated in Rule 144, and (C) timely filing of a notice of proposed sale on Form 144, if applicable.

8. The Purchaser Knows Rule 144 May Never be Available. The Purchaser understands that the requirements of Rule 144 may never be met, and that the shares may never be saleable. The Purchaser further understands that at the time the Purchaser wishes to sell the shares, there may be no public market for the Company’s stock upon which to make such a sale, or the current public information requirements of Rule 144 may not be satisfied, either of which would preclude the Purchaser from selling the shares under Rule 144 even if the one-year minimum holding period had been satisfied.

9. The Purchaser Knows It is Subject to Further Restrictions on Resale. The Purchaser understands that in the event Rule 144 is not available to the Purchaser, any

6546706/13	page 22

future proposed sale of any of the shares by the Purchaser will not be possible without prior registration under the Securities Act, compliance with some other registration exemption (which may or may not be available), or each of the following: (i) the Purchaser’s written notice to the Company containing detailed information regarding the proposed sale, (ii) the Purchaser providing an opinion of its counsel (in a form satisfactory to the Company (acting reasonably)) to the effect that such sale will not require registration, and (iii) the Company notifying the Purchaser in writing that its counsel concurs in such opinion. The Purchaser understands that neither the Company nor its counsel is obligated to provide the Purchaser with any such opinion. The Purchaser understands that although Rule 144 is not exclusive, the Staff of the SEC has stated that persons proposing to sell private placement securities other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

10. The Purchaser Knows It May Have Tax Liability Due to the Uncertain Value of the Shares. The Purchaser understands that the Board of Directors believes its valuation of the shares represents a fair appraisal of their worth, but that it remains possible that, with the benefit of hindsight, the Internal Revenue Service may successfully assert that the value of the shares on the date of the Purchaser’s purchase is substantially greater than the Board’s appraisal. The Purchaser understands that any additional value ascribed to the shares by such an IRS determination will constitute ordinary income to the Purchaser as of the purchase date, and that any additional taxes and interest due as a result will be the Purchaser’s sole responsibility payable only by the Purchaser, and that the Company need not and will not reimburse the Purchaser for that tax liability. The Purchaser understands that if such additional value represents more than 25% of its gross income for the year in which the value of the shares is taxable, the IRS will have 6 years from the due date for filing the return (or the actual filing date of the return if filed thereafter) within which to assess the Purchaser the additional tax and interest due.

11. Residence. The address of the Purchaser’s principal office is set forth on the signature page below.

By signing below, I acknowledge my agreement with each of the statements contained in this Investment Representation Statement as of the date first set forth above, and my intent for the Company to rely on such statements in issuing the shares to the Purchaser.

PURCHASER:

ALCHEMIA LIMITED

By:	Charles Walker
Title:	Chief Financial Officer

Address:
3 Hi-Tech Court, Eight Mile Plains, Brisbane, Qld., 4113, AUSTRALIA

6546706/13	page 23

Executed as an agreement.

Executed by Alchemia Limited	)
)

/s/ Peter Smith		/s/ Tracie Ramsdale
Company Secretary/Director		Director

Peter Smith		Tracie Ramsdale
Name of Company Secretary/Director (print)		Name of Director (print)

Executed by Audeo Oncology, Inc.

/s/ Charles Walker
Signature

Charles Walker
by (print name)

Chief Financial Officer
its (print title)

6546706/13	page 24